Exhibit 99.1

Stran & Company Announces Completed Restatements of Financial Results for the 2022 and 2023 Fiscal Years

Quincy, MA / January 22, 2025 / Stran & Company, Inc. (“Stran” or the “Company”) (NASDAQ: SWAG) (NASDAQ: SWAGW), a leading outsourced marketing solutions provider that leverages its promotional products and loyalty incentive expertise, today announced the filing of its restated financial results for fiscal years 2022 and 2023.

Andy Shape, President and CEO of Stran, commented, “Over the past several months, we have been highly focused on completing the required restatement of our financial statements. Our focus has now shifted to the preparation and subsequent completion of our interim financial results. We appreciate the patience and support of our shareholders during this process.”

“Our business fundamentals remain strong, and we have achieved significant milestones in 2024. Throughout the past year, we secured key contracts, including agreements with a leading recreational watercraft manufacturer and a premier U.S. pet supply retailer. These agreements highlight our strong market presence and the value of our integrated promotional marketing solutions. Additionally, we expanded agreements with multiple existing clients, each representing six-figure annual revenue potential. These clients span diverse industries, such as automotive, engineering, and oil and gas. Their decisions to renew contracts with Stran reflect our reputation for delivering high-quality, reliable services tailored to their specific needs, further illustrating our ability to meet the rigorous demands of global organizations.”

“In November 2024, we acquired the assets of Gander Group, a move that strengthens our position in the casino continuity and loyalty sector. This acquisition enhances our capabilities by providing access to leading casinos, a broader product portfolio that features premium brand names, and improved service offerings. This aligns with our strategy to expand our reach within vertical specific industries and address the growing demands of our customers. We expect this acquisition to contribute to our long-term growth and market leadership.”

“Looking ahead, we are refocusing on accelerating our growth strategy and expect to host a detailed conference call for shareholders in the near future. Most importantly, we are more confident than ever in the outlook for the business and believe we are well-positioned for success in 2025.”

Restated Fiscal Year 2023 and 2022 Financial Results

Sales increased 31.3% to approximately $76.0 million for the year ended December 31, 2023, from approximately $57.9 million for the year ended December 31, 2022. The increase was primarily due to higher spending from existing clients as well as business from new customers. Additionally, the acquisitions of the assets of G.A.P. Promotions in January 2022, Trend Brand Solutions in August 2022, Premier NYC in December 2022, and T R Miller in June 2023 accounted for approximately $15.1 million, or 19.9%, of sales for 2023, compared to approximately $6.8 million, or 11.7%, of sales for 2022.

Gross profit increased 61.5% to approximately $24.9 million, or 32.7% of sales, for the year ended December 31, 2023, from approximately $15.4 million, or 26.6% of sales, for the year ended December 31, 2022. The increase in the dollar amount of gross profit was due to an increase in sales of approximately $18.1 million, partially offset by an increase in cost of sales of approximately $8.7 million. The increase in gross profit margin to 32.7% for the year ended December 31, 2023 compared to 26.6% for the year ended December 31, 2022, was primarily due to larger margins recognized on certain customer orders in excess of 40.0%, efficiencies gained in the sales process, and large write downs of inventory during the year ended December 31, 2022.

Net loss for the year ended December 31, 2023 was approximately $0.4 million, compared to approximately $3.5 million for the year ended December 31, 2022. This change was primarily due to the increase in sales during 2023 generated from the acquisition of the assets of G.A.P. Promotions, Trend Brand Solutions, Premier NYC, and T R Miller to approximately $15.1 million in aggregate, from approximately $6.8 million generated from the acquisition of the assets of G.A.P. Promotions, Trend Brand Solutions, and Premier NYC during 2022, and the increase of approximately $9.8 million from recurring organic sales during 2023 compared to 2022. These factors were partially offset by an increase in operating expenses and an increase in purchasing costs.

About Stran

For over 30 years, Stran has grown to become a leader in the promotional products industry, specializing in complex marketing programs to help recognize the value of promotional products, branded merchandise, and loyalty incentive programs as a tool to drive awareness, build brands and impact sales. Stran is the chosen promotional programs manager of many Fortune 500 companies, across a variety of industries, to execute their promotional marketing, loyalty and incentive, sponsorship activation, recruitment, retention, and wellness campaigns. Stran provides world-class customer service and utilizes cutting-edge technology, including efficient ordering and logistics technology to provide order processing, warehousing and fulfillment functions. The Company’s mission is to develop long-term relationships with its clients, enabling them to connect with both their customers and employees in order to build lasting brand loyalty. Additional information about the Company is available at: www.stran.com.

Forward Looking Statements

This press release contains “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” “will” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on the Company’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. These and other risks and uncertainties are described more fully in the section titled “Risk Factors” in the Company’s periodic reports which are filed with the Securities and Exchange Commission. Forward-looking statements contained in this announcement are made as of this date, and the Company undertakes no duty to update such information except as required under applicable law.

Contacts:

Investor Relations Contact:

Crescendo Communications, LLC

Tel: (212) 671-1021

SWAG@crescendo-ir.com

Press Contact:

Howie Turkenkopf
press@stran.com

BALANCE SHEETS

(in thousands, except share and per share amounts)

	December 31, 2023	December 31, 2022
	(Restated)	(Restated)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$8,059	$15,254
Investments	10,393	9,779
Accounts receivable, net	16,223	13,750
Accounts receivable – related parties	853	—
Inventory	4,782	5,927
Prepaid corporate taxes	62	87
Prepaid expenses	953	387
Deposits	1,717	910
Total current assets	43,042	46,094

Property and equipment, net	1,521	1,000

OTHER ASSETS:
Intangible assets, net	3,114	2,238
Goodwill	—	90
Other assets	23	23
Right of use asset - office leases	1,336	785
Total other assets	4,473	3,136
Total assets	$49,036	$50,230

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable and accrued expenses	$4,745	$4,049
Accrued payroll and related	2,568	610
Unearned revenue	1,116	633
Rewards program liability	875	6,000
Sales tax payable	344	365
Current portion of contingent earn-out liabilities	224	738
Current portion of installment payment liabilities	786	267
Current portion of lease liability	528	325
Note payable - Wildman	—	162
Total current liabilities	11,186	13,149

LONG-TERM LIABILITIES:
Long-term contingent earn-out liabilities	763	488
Long-term installment payment liabilities	639	414
Long-term lease liability	798	460
Total long-term liabilities	2,200	1,362
Total liabilities	$13,386	$14,511

Commitments and contingencies

STOCKHOLDERS’ EQUITY:
Preferred stock, $0.0001 par value; 50,000,000 shares authorized, 0 shares issued and outstanding as of December 31, 2023 and 2022	—	—
Common stock, $0.0001 par value; 300,000,000 shares authorized, 18,539,000 and 18,475,336 shares issued and outstanding as of December 31, 2023 and 2022, respectively	2	2
Additional paid-in capital	38,263	38,113
Accumulated deficit	(2,602)	(2,217)
Accumulated other comprehensive loss	(13)	(179)
Total stockholders’ equity	35,650	35,719
Total liabilities and stockholders’ equity	$49,036	$50,230

STATEMENTS OF OPERATIONS

YEARS ENDED DECEMBER 31, 2023 AND 2022

(in thousands, except share and per share amounts)

	2023	2022
	(Restated)	(Restated)
SALES
Sales	$75,147	$57,878
Sales – related parties	853	—
Total sales	76,000	57,878

COST OF SALES:
Cost of sales	50,492	42,493
Cost of sales - related parties	656	—
Total cost of sales	51,148	42,493

GROSS PROFIT	24,852	15,385

OPERATING EXPENSES:
General and administrative expenses	25,310	17,789
Goodwill impairment	810	1,182
Total operating expenses	26,120	18,971

LOSS FROM OPERATIONS	(1,268)	(3,586)

OTHER INCOME AND (LOSS):
Other income	186	34
Interest income	570	95
Change in fair value of contingent earn-out liability	65	180
Realized gain (loss) on investments	103	(1)
Total other income	924	308

LOSS BEFORE INCOME TAXES	(344)	(3,278)

Provision for income taxes	41	222

NET LOSS	$(385)	$(3,500)

NET LOSS PER COMMON SHARE
Basic	$(0.02)	$(0.18)
Diluted	$(0.02)	$(0.18)

WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING
Basic	18,519,892	19,202,594
Diluted	18,519,892	19,202,594

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